Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated this [   ] day of January, 2026 (the “Effective Date”), by and among Aspire Biopharma Holdings, Inc., a Delaware corporation (the “Company”) and [    ] ([““ ]or the “Investor”) (the Company and the Investor are collectively the “Parties” and are each a “Party”.

WHEREAS, the Company’s predecessor, PowerUp Acquisition Corp. (the “SPAC”), and certain other related parties, entered into that certain subscription agreement with the Investor, dated March 5, 2024 (the “First Subscription Agreement”), pursuant to which the Investor agreed, inter alia, to make an interest free loan to the SPAC’s Sponsor (as defined therein), and to be repaid by the SPAC in an amount equal to $600,000;

WHEREAS, the SPAC and certain related parties entered into that certain second subscription agreement with the Investor, dated May 9, 2024 (the “Second Subscription Agreement” and collectively with the First Subscription Agreement, the “Subscription Agreements”), pursuant to which the Investor agreed, inter alia, to make an interest free loan to the Sponsor in an amount equal to $300,000, to be repaid by the SPAC;

WHEREAS, pursuant to the Subscription Agreements, the Company was required to repay amounts owed under the Subscription Agreements at the De-SPAC Closing (as defined in the Subscription Agreements);

WHEREAS, the aggregate outstanding balance under the Subscription Agreements is [$] (the “Outstanding Balance”);

WHEREAS, on February 18, 2025, the Investor entered into a subordination agreement with Cobra Alternative Capital Strategies LLC (the “Subordination Agreement”), pursuant to which the Outstanding Balance was not repaid at the closing of the De-SPAC Closing;

WHEREAS, the Parties now desire to exchange such Outstanding Balance into Common Stock of the Company on the terms and conditions set forth herein; and

WHEREAS, the reliance upon the representations made by the Investor and the Company in this Agreement and the transactions contemplated by this Agreement are such that the offer and issuance of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws as a result of this exchange offer being undertaken pursuant to Section 3(a)(9) of the Securities Act (as defined below).

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Subscription Agreements, and (b) the following terms have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the Investor thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the Investor thereof to receive, Common Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.

“Exchange” shall mean the exchange of the Outstanding Balance for the Exchange Shares, as contemplated by this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Amount” shall mean the amount of the Outstanding Balance to be exchanged for Exchange Shares from time to time at the option of the Investor.

“Exchange Price” shall mean the Final Day Trading Price less one cent ($0.01).

“Exchange Shares” shall have mean all shares of Common Stock issued and issuable pursuant to the terms of this Agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Final Day Trading Price” shall mean the closing price per share of Common Stock on the Trading Day immediately prior to any Exchange.

“First Trading Day” shall mean for any given Exchange Share, the first Trading Day following the delivery of the Exchange Share to the Investor on which the Exchange Share is Freely Tradable.

“Freely Tradable” means capable of being sold by the Investor into the open market, without any restriction whatsoever.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.2.

“Material Permits” shall have the meaning ascribed to such term in Section 3.13.

“Weighted Average Sale Price” shall mean the three-day volume weighted average per share trading price of Common Stock for the period beginning on the First Trading Day and ending at the conclusion of trading on the Third Trading Day, which shall be calculated separately for each Tranche.

“Outstanding Balance Adjustment” shall mean for each of the First Tranche, Second Tranche and Third Tranche, an amount equal to (i) the difference between (x) the Final Day Trading Price for the applicable Tranche; less (y) the Weighted Average Sale Price of the applicable Tranche (where any negative result shall equal zero); the result of which is then multiplied by (ii) the number of Exchange Shares in the applicable Tranche; with the Outstanding Balance Adjustments for the First Tranche, Second Tranche and Third Tranche to adjust the Outstanding Balance for purposes of the Exchange for the Fourth Tranche.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Third Trading Day” shall mean for any given Exchange Share, the Trading Day that is two Trading Days following the First Trading Day for the applicable Exchange Share.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange, (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Subscription Agreements, and the Subordination Agreement.

Section 2. Exchange. Subject to and upon the terms and conditions set forth in this Agreement, the Investor may, up to four (4) times in the Investor’s discretion, submit a notice of exchange in the form annexed hereto as Exhibit A (an “Exchange Notice”) setting forth the Exchange Amount to be exchanged for Exchange Shares and the applicable Exchange Price. Within one (1) Business Day of receipt of an Exchange Notice the Company shall issue to the Investor that number of Exchange Shares equal to the Exchange Amount divided by the Exchange Price (each occurrence, a “Closing”), and such Exchange Amount shall be deducted from the Outstanding Balance.

2.1 Closing. On the date of a Closing (a “Closing Date”), the Company will issue and deliver (or cause to be issued and delivered) the Exchange Shares set forth in the Exchange Notice to the Investor, or in the name of a custodian or nominee of the Investor, or as otherwise requested by the Investor in writing, and the Company will be deemed to have satisfied that portion of the Outstanding Balance equal to the subject Exchange Notice.

2.2 Section 3(a)(9). Assuming the accuracy of the representations and warranties of the Company and each Investor set forth in Sections 3 and 4 of this Agreement, the Company acknowledges and confirms that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.

2.3 Mechanics of Exchange. The Investor may Exchange the Outstanding Balance in four (4) tranches (each a “Tranche” and together, the “Tranches”) The Exchange Notices for the first tranche (the “First Tranche”), the second tranche (the “Second Tranche”), and the third tranche (the “Third Tranche”) may Exchange no more than thirty percent (30%) of the Outstanding Balance (calculated as of the date of this Agreement) per Exchange Notice. The fourth tranche (the “Fourth Tranche”) may be greater than ten percent (10%) of the Outstanding Balance (calculated as of the date of this Agreement) if such Fourth Tranche is equal to the remaining Outstanding Balance after (i) deducting the Exchange Amounts from prior Tranche(s); and (ii) adding the Outstanding Balance Adjustments (if applicable) for each prior Tranche, done on a cumulative, ongoing basis in the case of the Fourth Tranche.1

1 For the sake of clarity, and by way of example, the calculation of the Outstanding Balance and Outstanding Balance Adjustment for the First Tranche would be as follows assuming the following: (i) initial Outstanding Balance: $2,000,000; (ii) Exchange Amount at the Closing of the First Tranche: $600,000; (iii) Final Day Trading Price at the Closing of First Tranche: $0.10; and (iv) Exchange Price at the Closing of the First Tranche: $0.09 ($0.10 - $0.01). At the Closing of the First Tranche, 6,666,667 Exchange Shares are issued ($600,000 / 0.09). Assuming that the three-day volume-weighted average per share trading price for the three day trading period is $0.08, then the Weighted Average Sale Price would equal $0.08. The Outstanding Balance Adjustment would be $133,333 (($0.10 - $0.08) x 6,666,667). The Outstanding Balance prior to the Second Tranche would be increased from $1,400,000 to $1,533,333. The process above would also be undertaken for the Second Tranche and the Third Tranche with the Outstanding Balance Adjustments for the first three Tranches added to the Outstanding Balance for the Fourth Tranche when the full remaining Outstanding Balance plus the applicable Outstanding Balance Adjustments would be Exchanged.

2.4 Optional Repayment. Upon a financing in excess of $3,000,000 (a “Financing”), the Company may repay part or all of the Outstanding Balance at its option. Upon a Financing, the Investor may elect to receive cash proceeds from any Financing in an amount equal to twenty five percent (25%) of the Outstanding Balance towards the satisfaction of the Outstanding Balance. If the Investor elects to require any part of the Outstanding Balance to be repaid from the proceeds of a Financing pursuant to this Section 2.4, the Investor can elect to receive up to 33.33% percent of the aggregate proceeds of such Financing.

2.5 Deadline to Exchange. The Investor must submit all Exchange Notices it determines to submit pursuant to the terms of this Agreement by no later than January 31, 2026 (the “Outside Date”), provided, however, that the Outside Date is subject to reasonable extension in the event that any Exchange Shares are delivered to the Investor and are not immediately Freely Tradeable.

2.6 Exchange Shares Delivery. Within one (1) Business Day of receiving an Exchange Notice, the Company shall deliver the Exchange Shares set forth in the Exchange Notice to the Investor, or in the name of a custodian or nominee of the Investor, or as otherwise requested by the Investor in writing.

2.7 Freely Tradeable Exchange Shares. Notwithstanding any other provision of this Agreement to the contrary, the Company covenants that all Exchange Shares delivered to the Investor pursuant to this Agreement shall be Freely Tradeable, free and clear of any transfer restrictions and without any restrictive legends.

Section 3. Representations and Warranties of the Company. Except as set forth in the disclosure schedules (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company, represents and warrants to each Investor that:

3.1 Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each any subsidiary of the Company as set forth on Schedule 3.1 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof (a “Subsidiary”) free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in Transaction Documents shall be disregarded.

3.2 Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.3 Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder . The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance of the Exchange Shares in connection with any Exchange and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien (except liens in favor of the Investor) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.5 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filings required by Section 21 (collectively, the “Required Approvals”).

3.6 Issuance of the Exchange Shares. The Exchange Shares are duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens and transfer restrictions. The Exchange Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and transfer restrictions.

3.7 Capitalization. The capitalization of the Company is as set forth on Schedule 3.7, which Schedule 3.7 shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.7, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.7, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as a result of the Exchange and securities issued to employees, officers or directors, or former employees, officers or directors and other service providers or former service providers of the Company pursuant to the Company’s equity incentive plan or otherwise, except as set forth on Schedule 3.7, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.7, the Exchange will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of the Investor of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the Exchange. Other than as set forth on Schedule 3.7, there are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.8 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.9 Material Changes; Undisclosed Events, Liabilities or Developments. Since the filing of the Company’s Form 10-Q for the period ended September 30, 2025, except as set forth on Schedule 3.9: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to any stock option plan or as set forth in the SEC Reports. Except for the issuance of the Exchange Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

3.10 Litigation. Except as set forth on Schedule 3.10, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Exchange Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.11 Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.12 Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.13 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.14 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, except for (i) liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

3.15 Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports, all as necessary or required for use in connection with their respective businesses as presently conducted and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.16 Transactions with Affiliates and Employees. Except as set forth on Schedule 3.16, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits, including stock option or stock award agreements under the Company’s equity incentive plan.

3.17 Sarbanes-Oxley; Internal Accounting Controls. Except as set forth on Schedule 3.17, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except with respect to the material weaknesses in the Company’s internal control over financial reporting set forth on Schedule 3.17,the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

3.18 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.18 that may be due in connection with the transactions contemplated by the this Agreement.

3.19 Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the issuance of the Exchange Shares by the Company to the Investor as contemplated hereby. The issuance of the Exchange Shares hereunder does not contravene the rules and regulations of the Trading Market.

3.20 Investment Company. The Company is not, and is not an Affiliate of, and immediately after the Exchange, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

3.21 Registration Rights. Except as set forth on Schedule 3.21, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

3.22 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Company’s SEC filings, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as disclosed in the Company’s SEC Filings, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.23 Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Exchange Shares and the Investor’s ownership of the Exchange Shares.

3.24 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor does not make or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

3.25 No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in this Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

3.26 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Exchange Shares by any form of general solicitation or general advertising. The Company has offered the Exchange Shares only to the Investor and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.27 Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of FCPA.

3.28 Accountants. The Company’s accounting firm is set forth on Schedule 3.28 of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

3.29 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company.

3.30 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s agreement to participate in the Exchange. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.31 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Exchange Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting issuances of, any of the Exchange Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent (if applicable) in connection with the placement of the Exchange Shares.

3.32 Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.33 Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

3.34 U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Investor’s request.

3.35 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

3.36 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.37 Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.38 Non-Shell Representation. The Company hereby represents that it is not an issuer subject to Rule 144(i) under the Securities Act.

Section 4. Representations and Warranties of the Investor. The Investor represents and warrants to the Company, with respect to itself only, that:

4.1 Ownership of the Securities. The Investor is the legal and beneficial owner of debt evidenced by the Subscription Agreements. The Investor paid for the debt evidenced by the Subscription Agreements, and has continuously held the Subscription Agreements since their execution. The Investor, individually or through an affiliate, owns the debt evidenced by the Subscription Agreements outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

4.2 Accredited Investor and Affiliate Status. At the time the Investor was offered the Exchange Shares, it was, as of the date hereof, it is, and as of the date it converts the Exchange Shares, it will be, an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Investor is not, and has not been, for a period of at least three (3) months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (c) a “beneficial owner” of more than 10% of the common stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

4.3 Reliance on Exemptions. The Investor understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to complete the Exchange and to acquire the Exchange Shares.

4.4 Information. The Investor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by the Investor. The Investor has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the SEC’s EDGAR site are available to the Investor, and the Investor has not relied on any statement of the Company not contained in such documents in connection with the Investor’s decision to enter into this Agreement and the Exchange.

4.5 Risk. The Investor understands that its investment in the Exchange Shares involve a high degree of risk. The Investor is able to bear the risk of an investment in the Exchange Shares including, without limitation, the risk of total loss of its investment. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

4.6 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the Exchange Shares.

4.7 Organization; Authorization. The Investor is duly organized, validly existing and in good standing under the laws of its state of formation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

4.8 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby (including, without limitation, the satisfaction of the Outstanding Debt) will not result in a violation of the organizational documents of the Investor.

4.09 Prior Investment Experience. The Investor acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Subscription Agreements or the Exchange Shares, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

4.10 Tax Consequences. The Investor acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Investor which will result from entering into the Agreement and from consummation of the Exchange. The Investor acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding this Agreement and the Exchange.

4.11 No Registration, Review or Approval. The Investor acknowledges, understands and agrees that the Exchange Shares are being exchanged hereunder pursuant to an exchange offer exemption under Section 3(a)(9) of the Securities Act.

Section 5. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction on the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

5.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement.

5.2 Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Investor contained herein (unless as of a specific date therein, and in such case, as of such specified date).

Section 6. Conditions Precedent to Obligations of the Investor. The obligation of the Investor to consummate the transactions contemplated by this Agreement is subject to the satisfaction on the Closing Date of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1 No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

6.2 The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, and in such case, as of such specified date);

6.3 All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

6.4 There is no event of default then existing on the debt evidenced by the Subscription Agreements on such date, unless waived by the Investor;

6.5 The Investor shall have received a legal opinion from the Company’s legal counsel, that is approved by the Company’s transfer agent, regarding the Freely Tradeable nature of the Exchange Shares; and

6.6 From the date hereof to the relevant Closing, trading in the Common Stock shall not have been suspended by the SEC or any Trading Market and, at any time prior to the relevant Closing, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor makes it impracticable or inadvisable to effect the Exchange of the Exchange Shares at the Closing.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Investor each hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Investor each consent to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE INVESTOR EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 8. Indemnification of Investor. Subject to the provisions of this Section 8, the Company will indemnify and hold the Investor and its directors, officers, managers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against the Investor Parties in any capacity (including an Investor Party’s status as an investor), or any of them or their respective Affiliates, by the Company, any stockholder of the Company or any other Person who is not an Affiliate of the Investor Party, including the Commission, arising out of or relating to any of the transactions contemplated by the this Agreement. For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against the Investor Parties; provided, however, that such indemnification shall not cover any loss, claim, damage or liability to the extent it is finally judicially determined to be attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor Party in this Agreement or any conduct by an Investor Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, the Investor Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the applicable Investor Party (which may be internal counsel), a material conflict on any material issue between the position of the Company and the position of the Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. In addition, if any Investor Party takes actions to collect amounts due under this Agreement or to enforce the provisions of this Agreement, then the Company shall pay the costs incurred by the Investor Party for such collection, enforcement or action, including, but not limited to, attorneys’ fees and disbursements. The indemnification and other payment obligations required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation, defense, collection, enforcement or action, as and when bills are received or are incurred; provided, that if any Investor Party is finally judicially determined not to be entitled to indemnification or payment under this Section 8, the Investor Party shall promptly reimburse the Company for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 9. Fees and Expenses. Except as expressly set forth below, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 10. [Intentionally Omitted]

Section 11. Certificates. Certificates evidencing the Exchange Shares shall not contain any legend. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Company’s receipt of any Exchange Notice if required by the Company’s transfer agent to effect the removal of any legend on certificates evidencing the Exchange Shares (with a copy to the Investor and its broker). If all or any portion of the Subscription Agreements are Exchanged at a time when there is an effective registration statement to cover the resale of the Exchange Shares, or if such Exchange Shares may be sold under Rule 144 or if no legend is otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Exchange Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 11, it will, no later than one (1) Trading Day following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Exchange Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section 11. Certificates for Exchange Shares subject to legend removal hereunder shall be transmitted by the Company’s transfer agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by the Investor.

Section 12. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 13. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 14. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 15. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, its affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor make any representation, warranty, covenant or undertaking with respect to such matters; provided, however, that all representations and warranties contained in the other Transaction Documents, shall be incorporated herein. No provision of this Agreement may be amended other than by an instrument in writing signed by each of the Company and the Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 16. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth below at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

The addresses for such communications shall be:

If to the Company:

ASPIRE BIOPHARMA HOLDINGS, Inc.

23150 Fashion Drive, Suite 232

Estero, Florida 33928

Attn: CFO

Email: escheidemann@aspire-biopharma.com

If to the Investor:

or to such other address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchange Shares. The Investor may assign some or all of their rights hereunder without the consent of any of the Company, in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights.

Section 18. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 19. Survival of Representations. The representations and warranties of the Company and the Investor contained in Sections 3 and 4, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 20. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 21. Securities Laws Disclosure; Publicity. The Company shall by 9:00 a.m. (New York City time) on January 6, 2026 file a Current Report on Form 8-K, including this Agreement as an exhibit thereto with the Commission. From and after the filing of such Form 8-K, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or any of its Affiliates, or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Investor or any of its Affiliates on the other hand, shall terminate. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Investor, except (a) as required by federal securities law in connection with the filing of this Agreement with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (b).

Section 22. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, which shall be disclosed pursuant to Section 21, the Company covenants and agrees that neither it, nor any other Person acting on its behalf has provided nor will provide the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

ASPIRE BIOPHARMA HOLDINGS, INC.

By:
Name:
Title:

INVESTOR

By:
Name:
Title: